Exhibit 99.1

Summary of Investment Terms
QPC Lasers, Inc.
OTC Bulletin Board: QPCI

The purpose of this term sheet is to set forth the terms pursuant to which, subject to certain conditions set forth herein, certain qualified “accredited investors” (the “Investors”) will purchase certain securities (the “Transaction”) of QPC Lasers, Inc. (the “Company”). The issuance and sale of such securities is subject to completion of due diligence to the Investor’s satisfaction, the preparation of definitive documentation to effect the Transaction that is mutually satisfactory to each party and, in the case of the Investor, that the Investor shall have determined that subsequent to the date hereof and prior to the closing of the Transaction, there shall have been no material adverse developments relating to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

Maximum Transaction Size:	$7.5 million
Minimum Transaction Size:	$2 million Proceeds of subscriptions will be placed in escrow until minimum has been reached.
Unit Cost	$75,000
Unit	(A) 500,000 Shares of Common Stock of QPC Lasers, Inc. (Restricted, Rule 144); (B) 750,000 Warrants to Purchase Common Stock
Investors
The securities described herein will be offered solely to “Accredited Investors” as defined in Rule 501(a) promulgated by Regulation D under the Securities Act of 1933, as amended, by the Securities and Exchange Commission

Warrant Terms
5 year; Exercise Price = $0.25; Net Exercise provision to the extent that no effective registration statement exists covering the warrant shares; anti-dilution protection on warrant price (no new shares issued, however, price adjusted down to equal new financing price if financing occurs outside of usual and customary carve-outs for leases, employees, consultants, etc.)

Debt Conditions
As a condition of closing:
1. Outstanding convertible debentures currently due in April 2009 and May 2009 will consent to the proposed Transaction and extend maturity until May 2011.
2. At least 50% of the debenture interest will be deferred and added to the debenture principal balance in exchange for compensation paid in restricted stock and/or warrants. Compensation amount TBD.
3. No anti-dilution adjustment to the outstanding convertible debentures and warrants will be triggered by this transaction.

Exhibit 99.1

Closings
The initial closing of this Transaction will occur following satisfaction of the condition to closing and upon receipt of at least $2 million in commitments. It is anticipated that the initial closing will occur on or before September 30, 2008. The Company may hold one or more subsequent closings following the initial closing to consummate the purchase and sale of any authorized Units not sold in the initial closing.

Shorting
The Investors in the transaction shall covenant that prior to this transaction closing, neither they nor any of their affiliates have or will establish a short position in the Common Stock of the Company.

Fees	Reasonable and Customary Fees may be paid to placement agents and other intermediaries.
Authorized Share Issuance
As an addition condition to closing, Investors will agree to vote their shares to:

(i) increase authorized issuance of shares by an additional 250 million shares simultaneous with the initial closing; and
(ii) amend the Company’s 2006 Stock Option Plan to (A) increase the authorized number of option shares issuable thereunder to 50 million shares, and (B) permit the issuance of stock grants in addition to option grants under the plan.

Confidentiality
The Investors acknowledge that as part of the negotiation and due diligence of this transaction, they will receive material non-public information and information that is confidential and proprietary to the Company. The Investors agree not to trade in securities of the Company while they are in possession of material non-public information. The Investors further agree to keep confidential any information that the Company gives them that constitutes confidential or proprietary information to the Company.

Risk Factors: This investment involves a high degree of risk. Please review the “Risk Factors” set forth in Appendix C attached hereto before investing. For further information about the Company, please review its latest 10-Q filed for the quarter ended June 30, 2008 and its 10-K filed for the year ended December 31, 2007, together with its other SEC filings, available at: http://www.qpclasers.com/SEC.htm.

Exhibit 99.1

Appendix A
Capitalization Table

Common stock outstanding		46,989,054	28%
Warrants outstanding		43,839,076	26%
Convertible Loans		75,039,923	44%
Options Outstanding		4,987,666	3%
Total		170,855,719	100%

New Stock (Minimum Subscription)	$2,000,000.00	13,333,333	7%
New Warrants		20,000,000	10%
Fully diluted after raise		204,189,052

New Stock (Maximum Subscription)	$7,500,000.00	50,000,000	17%
New Warrants		75,000,000	25%
Fully diluted after raise		295,855,719

Exhibit 99.1

 Appendix B Background of the Company

 QPC Lasers, Inc. designs and manufactures laser diodes through its wholly-owned subsidiary, Quintessence Photonics Corporation. Quintessence was incorporated in November 2000 by Jeffrey Ungar, Ph.D. and George Lintz, MBA (our “Founders”). The Founders began as entrepreneurs in residence with DynaFund Ventures in Torrance, California and wrote the original business plan during their tenure at DynaFund Ventures from November 2000 to January 2001. The business plan drew on Dr. Ungar’s 17 years of experience in designing and manufacturing semiconductor lasers and Mr. Lintz’s 15 years of experience in finance and business; the primary objective was to build a state of the art wafer fabrication facility and hire a team of experts in the field of semiconductor laser design.

After operating as a private company for almost six years, on May 12, 2006 and June 13, 2006, the stockholders of Quintessence entered into Share Exchange Agreements with QPC in which all of the stockholders of Quintessence exchanged their shares, warrants and options for shares warrants and options of QPC. QPC was a public reporting company; and as a result of the Share Exchange, QPC was the surviving entity and is now a public reporting company. Our predecessor public company was incorporated in the State of Nevada on August 31, 2004 as Planning Force, Inc. The transaction was accounted for as a reverse merger (recapitalization) with Quintessence deemed to be the accounting acquirer and Planning Force deemed the legal acquirer.

Our originally targeted market was fiber optic telecommunications. As it became clear within the first two years of operations that the telecommunication market was experiencing a slump, we investigated other markets that could benefit from our laser diode technology and decided to focus on materials processing, printing and medical applications, as well as the burgeoning defense/homeland security laser market.

We released our first Generation I products in the second quarter of 2004, and released some of our Generation II products in early 2006. We released our initial Generation III products during 2007 with further commercialization expected in 2008-2009. Generation I and II products have been sold to customers in the medical, printing, and defense industries. Generation III products have been sold to customers in the medical and consumer industries.

QPC signed its first government development contract in the second quarter of 2002 and we shipped our first commercial product in the second quarter of 2004. We hired our first salesman in the fourth quarter of 2003, added a Director of Worldwide Sales in the third quarter of 2004 and a Senior Vice President of Marketing and Sales in the second quarter of 2005.

Total sales grew from $89,161 in 2002; to $229,079 in 2003; to $1,050,816 in 2004 to $1,073,091 in 2005. Total sales for the year ended December 31, 2006 were $3,073,332 and total sales for the year ended December 31, 2007 were $7,932,182.

Our product development efforts have been advanced by a number of government contracts. We have been awarded five Phase I “Small Business Innovation Research” contracts; three of them have progressed to Phase II contracts. In general, these contracts are cancelable and in some cases include multiple phases associated with meeting technical milestones. In the second quarter of 2006, we signed a sub-contract with Telaris, Inc. as part of a team working on a project for the Defense Advance Research Project Agency (“DARPA”). Our portion of the DARPA contract was $3.1 million; of which $1.8 million was Phase I and the remainder was to be included in Phase II of the contract. As of June 30, 2008 we completed Phase I and have recognized $1.3 million of revenue from Phase I; and the Phase II has yet to be commenced. There is no guaranty that the project will continue with Phase II.. This contract funded development of semiconductor lasers to be used for directed energy weapons and the technology overlaps with our development of lasers for the industrial materials processing markets.

Exhibit 99.1

In the second quarter of 2006, QPC was also awarded a subcontract with Fibertek, Inc. as part of a team working on a project for the United States Missile Defense Agency to develop lasers that emit mid-infrared wavelengths. Management believes these lasers may be used in systems designed to defend military and commercial aircraft against heat seeking missiles. We also believe that this effort will bring us closer to creating a compact and affordable system for detection of biochemical agents in public places. The contract is a Phase III follow-on contract from an earlier contract that QPC completed which demonstrated the early phases of feasibility of our technology. Our portion of this Phase III contract is $800,000 and is to be performed over twelve months through June 2007. As of June 30,2008, we have recognized $790,000 of revenue from this contract. No additional funds have been awarded as of June 30, 2008 and there are no plans to continue this development until we have acquired additional funding.

The United States Army Research Laboratory awarded us a Phase II development contract in the first quarter of 2006 and we began performing under this contract in the second quarter of 2006. The contract is a follow-on contract from an earlier contract with the same customer in which QPC demonstrated its ability to develop diode lasers that emit wavelengths that are safer to the human eye than conventional high power diode wavelengths. Management believes that upon successful completion of the diode laser project, these lasers may be used in both military and commercial systems to limit accidental damage to human eyes of system operators, friendly forces, and bystanders. The Army contract amount is $673,028 and is to be performed by March 2008. As of June 30, 2008, we have recognized $673,028 of revenue from this contract. As of June 30, 2008, we have already produced and sold several diode laser products to commercial customers based on technology developed under this contract.

During the second quarter of 2007, the United States Navy awarded us two contracts totaling $1.5 million to deliver high-energy laser engine prototypes for naval aviation directed energy weapons applications. The concurrent nine-month contracts build upon the Company's previous high-brightness chip-based laser development for the U.S. Navy, as well as for the DARPA, the U.S. Army, the Missile Defense Agency, and the Israeli Ministry of Defense. As of June 30, 2008, we have recognized $1.5 million of revenue from these contracts.

In addition to U.S. Government funds, we have received development funds from U.S. prime defense contractors as well as a major foreign military contractor. The funds that we have received and expect to receive are for development that overlaps with our commercial development.

 During the fourth quarter of 2007, the Company entered into a contract with Asia Optical Company, Inc., an international manufacturer of consumer electronics to develop and deliver lasers to be used in rear projection televisions. We realized revenues during the fourth quarter of approximately $1 million including non-recurring engineering fees for the development and delivery of initial prototypes. The contract also provides for an $11 million non-cancellable order if and when product specifications have been met.

In the medical laser market, QPC has received production orders and new product development orders from a large medical laser manufacturer. Other medical equipment manufacturers have also ordered from us. In the industrial market, QPC has received an order for development and production of optical sensing lasers.

FORWARD LOOKING STATEMENTS This document contains forward looking statements with respect to our expectations, plans or intentions (such as those relating to future business or financial results, products in development and our business strategies). These statements are subject to risks and uncertainties and are based on judgments concerning various factors that are beyond our control. Forward-looking statements may be identified by words such as “may,” “ should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results may differ materially from those anticipated in any forward looking statements as a result of various developments including those set forth below under the heading “Risk Factors That May Affect Future Performance”. Except as required by law or regulation, we assume no obligation to update any forward-looking statements.

Exhibit 99.1

APPENDIX C - RISK FACTORS

You should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings before making your investment decision. Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

RISKS OF THE BUSINESS

We do not have sufficient funds to continue our operations. We currently operate on a negative cash flow basis and we have largely used the funds raised in prior financings to sustain our operations. We do not expect our cash flow from operations to become positive during the next 12 months. As a result, we require additional funding in the immediate future to continue our operations. We anticipate that, if we succeed in raising at least the minimum financing amount of $2 million in the proposed Transaction, we will have sufficient cash resources to continue our operations for approximately 3 months. There is no assurance that we will succeed in our efforts of raising additional cash resources we need to continue our operations. We have also taken a number of steps to reduce our operating expenses, including a reduction in force, salary reductions and deferral of certain interest and lease payments. Nonetheless, our ability to continue in business will depend upon securing additional funding or a strategic business relationship in the immediate future.

We do not have sufficient revenues to service our debt. As of July 31, 2008, we had $25,298,696 of debt secured by our fixed assets and intellectual property. Of this amount, $7,101,254 accrues interest at a rate of 10% per annum and requires monthly interest payments until April 2009, when the balance is due in full; $9,844,871accrues interest at a rate of 10% per annum and requires monthly interest payments until May 2009 when the balance is due in full; $28,700 accrues interest at a rate of 10% per annum and requires monthly payments until September 30, 2008; $5,423,684 accrues interest at a rate of 10% per annum and requires monthly payments until September 18, 2009 at which time the balance of $5,031,872 is due and payable; $2,209,579 accrues interest at a rate of 10% per annum and requires monthly interest payments until May 2011 when the balance is due in full; $355,520 accrues interest at a rate of 10% per annum and requires monthly interest payments until July 2011 when the balance is due in full; and $335,088 accrues interest at a rate of 33.65% and requires monthly payments until January 2012. If we are unable to service our debt, our assets, including our patents and other intellectual property, may be subject to foreclosure. Accordingly, if the debentures we issued in May and June of 2007 and May and July of 2008 (collectively, the “Secured Debentures”) are not converted we will default unless we are able to raise additional funds through the sale of new securities. It is our expectation that most or all of the Secured Debentures and Convertible Notes will be converted into shares of common stock. However, we cannot predict how many Secured Debentures and Convertible Notes will be converted and, even if all the Secured Debentures and Convertible Notes are converted, we will still owe more than $5,800,000 in 2009. We do not currently have the ability to service this debt without obtaining additional cash resources. If we are unable to service our debt, our assets, including our patents and other intellectual property, may be subject to foreclosure and our common stock may become worthless. We are currently exploring a number of alternatives to address our inability to service our debt. A number of these alternatives, including the proposed Transaction, would require the consent of 67% or our Secured Debentures and will also require the consent of 67% of the Convertible Notes. We do not know if such consents can be obtained, or if an acceptable financing plan can be implemented to enable us to service our outstanding debt. In addition, if our revenues fail to increase sufficiently, our debt service requirements may reduce our working capital and, therefore, adversely affect our ability to operate our business.

We have relied upon outside financing to fund our operations. As a result, our ability to sustain and build our business has depended upon our ability to raise capital from investors and we do not know if we will be able to continue to raise sufficient funds from investors. We have operated on a negative cash flow basis since our inception and we have never earned a profit. We anticipate that we will continue to incur losses for at least the next 12 months and that we will continue to operate on a negative cash flow basis for at least the next 12 months. We have financed our operations to date through the sale of stock, other securities and certain borrowings.

Most of the funds we raised in recent financings have been used to sustain our operations and we need to raise additional funds to continue operations and to meet our debt obligations as discussed above.

If we raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The factors described above raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from this uncertainty. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit reports for the fiscal years ended December 31, 2007 and 2006.

Failure to collect our accounts receivable will diminish our cash resources, resulting in increased reliance upon outside sources of financing to meet our cash requirements. At June 30, 2008, we had accounts receivable of approximately $2,500,000, with an average age of 78 days. During the quarter ended March 31, 2008, we recorded an allowance for doubtful accounts of $225,000 in connection with the bankruptcy filing of one of our major customers. We believe that financial difficulties and credit constraints faced by some of our customers may result in additional allowances for doubtful accounts. As an emerging company seeking to establish new customer relationships, we generally do not impose strict credit requirements for new customers, nor do we generally require deposits or stand-by letters of credit before accepting purchase orders. As a result, we may face an elevated risk of non-payment or slow payment from certain customers, particularly during difficult economic times. At June 30, 2008, three customers accounted for a total of 55% of the accounts receivable balance, and each of these customers individually accounted for more than 10% of the accounts receivable balance. Failure to timely collect our accounts receivable will result in our having less cash available to fund our operations and will increase our dependence upon outside sources for financing.

Exhibit 99.1

We are an early stage company with a short operating history and limited revenues. We were formed in November 2000. Since that time, we have engaged in the formulation of a business strategy and the design and development of technologically advanced products. We have recorded limited revenues from various government-funded research programs, and we have generated only limited revenues from the sale of products. Our ability to implement a successful business plan remains unproven and no assurance can be given that we will ever generate sufficient revenues to sustain our business.

Our products are not proven. We are currently engaged in the design and development of laser diode products for certain medical, industrial and defense applications. Our first commercial sales occurred in 2004. Our most advanced technologies, including without limitation, our “Generation III” products, are in the design or prototype stage. While we have shipped Generation I and Generation II products, most of our products do not have an established commercial track record. We have received only a limited number of purchase orders for our products and we only have a limited number of contractual arrangements to sell our products.

We are dependent on our customers and vulnerable to their sales and production cycles. For the most part, we do not sell end-user products. We sell laser components that are incorporated by our customers into their products. Therefore, we are vulnerable to our customers’ prosperity and sales growth. Failure of our customers to sell their products will ultimately hurt their demand for our products, and thus, have a material adverse effect on our revenues.

We depend on a limited number of customers for a substantial portion of our revenue, and the loss of, or a significant reduction in orders from, any key customer could significantly reduce our revenue. The loss of any of our key customers, or a significant reduction in sales to any one of them, could significantly reduce our revenue and adversely affect our business. Three large customers accounted for 62% and 39% of our total revenue for the first six months of 2008 and 2007, respectively. The largest three customers were different customers during the first quarter of 2008 compared to the first quarter of 2007, except for one customer which accounted for 21% and 17% of our revenue for the six months ended June 30, 2008 and 2007, respectively. In 2007, four customers accounted for 33% of our total revenue. As an emerging company, we are dependent on sales to certain large customers, some of whom are in turn development stage companies. Our operating results in the foreseeable future will continue to depend on our ability to effect sales to these customers, as well as the ability of these customers to sell products that utilize our technologies and products. In the future, these customers may decide not to incorporate our technologies for use in their systems, purchase fewer products than they did in the past or alter their purchasing patterns. The loss of, or a significant reduction in purchases by, any of our major customers could adversely affect our business, financial condition, results of operations and cash flows.

Unusually long sales cycles may cause us to incur significant expenses without offsetting revenue. Customers often view the purchase of our products as a significant strategic decision. Accordingly, customers carefully evaluate and test our products before making a decision to purchase them, resulting in a long sales cycle. While our customers are evaluating our products and before they place an order, we may incur substantial expenses for sales and marketing and research and development to customize our products to the customer’s needs. After evaluation, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

The markets for our products are subject to continuing change that may impair our ability to successfully sell our products. The markets for laser diode products are volatile and subject to continuing change. For example, since 2001, the market for telecommunications and data communications products has been severely depressed while a more robust market for defense and homeland security applications has developed. We must continuously adjust our marketing strategy to address the changing state of the markets for laser diode products. We may not be able to anticipate changes in the market and, as a result, our product strategies may be unsuccessful.

Our products may become obsolete if we are unable to stay abreast of technological developments. The photonics industry is characterized by rapid and continuous technological development. If we are unable to stay abreast of such developments, our products may become obsolete. We lack the substantial research and development resources of some of our competitors. This may limit our ability to remain technologically competitive.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of Jeffrey Ungar, our Chief Executive Officer, George Lintz, our Chief Financial Officer and Chief Operating Officer and Paul Rudy, our Senior Vice President of Marketing and Sales. We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We maintain $8.0 million and $2.0 million key man insurance policies on Mr. Ungar and Mr. Lintz, respectively.

We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

Our business is dependent upon proprietary intellectual property rights. We have employed proprietary information to design our products. We believe that our proprietary technology is critical to our ability to compete. We seek to protect our intellectual property rights through a combination of patent filings, trademark registrations, confidentiality agreements and inventions agreements. However, no assurance can be given that such measures will be sufficient to protect our intellectual property rights. Competitors may challenge the validity of patents we obtain. They may also contend that our patents do not prevent them from selling products that are similar but not identical to our products. Patent litigation is expensive and time-consuming. Competitors may seek to take advantage of our limited financial resources by contesting our patent and other intellectual property rights. If we cannot protect our rights, we may lose our competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

Exhibit 99.1

We currently rely on R&D Contracts with the U.S. Government. Currently, a significant part of our near term revenue is expected to be derived from research contracts from the U.S. Government. Changes in the priorities of the U.S. Government may affect the level of funding of certain defense and homeland security programs. Changes in priorities of government spending may diminish interest in sponsoring research programs in our area of expertise. For example, current defense priorities emphasize support for on-going ground operations in Iraq and Afghanistan which appears to have delayed a number of programs that might have resulted in additional awards to the Company. In addition, budgetary constraints faced by defense and homeland security agencies may result in cancellation or delay of programs in which we have an interest, thereby diminishing our prospects for future Government revenues.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may not grow and our business could be harmed. The laser diode industry is highly competitive with numerous competitors from well-established manufacturers to innovative start-ups. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies. In addition, new companies may enter the markets in which we compete, further increasing competition in the laser industry. As we expand our marketing efforts, we expect to increasingly compete with companies that produce diode-pumped solid state and fiber lasers. We may face substantial resistance from prospective customers who are reluctant to change incumbent technologies. We believe that our ability to compete successfully and grow our business depends on a number of factors, including the strength of our technology platform and related intellectual property rights, the capabilities of our scientists and technical staff and our reputation for product innovation and reliability. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, lost growth opportunities and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

If our facilities were to experience catastrophic loss, our operations would be seriously harmed. Our facilities could be subject to a catastrophic loss from fire, flood, earthquake or terrorist activity. All of our research and development activities, manufacturing, our corporate headquarters and other critical business operations are located near major earthquake faults in Sylmar, California, an area with a history of seismic events. Any such loss at this facility could disrupt our operations, delay production, and revenue and result in large expenses to repair or replace the facility. While we have obtained insurance to cover most potential losses, we cannot assure you that our existing insurance coverage will be adequate against all other possible losses.

The relative lack of public company experience of our management team may put us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. For example, we concluded that our disclosure controls were not effective as of June 30, 2006 and September 30, 2006. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business. In addition, our failure to comply with applicable requirements could result in re-statements or other disclosures which could result in a loss of investor confidence in our financial reports and a decline in our stock price.

MARKET RISKS

Our current shareholders may suffer substantial dilution as a result of a reduction in the conversion price for our outstanding Secured Debentures and Convertible Notes. Effective as of June 30, 2008, the conversion price of the Secured Debentures has been adjusted downward to $0.2561. The adjustments result from a milestone adjustment for the milestone period ending June 30, 2008 under the terms of the 2007 Debentures and from the anti-dilution under the terms of the 2008 Debentures. Under the terms of the 2007 Debentures, the conversion price will be adjusted to the “market price” of our common stock on the fifth trading day following the filing of our Report on Form 10-Q for the quarterly period ended June 30, 2008 if such price is lower than the current conversion price of $1.05 per share. The term “market price,” as of any date, is defined under the 2007 Debentures as the Volume Weighted Average Price (or the “VWAP”) of our common stock during the ten consecutive trading days immediately preceding the date in question. Our failure to meet the revenue milestone resulted in an adjustment to the conversion price to $0.2561 under the provisions of the Secured Debentures. Moreover, upon the reduction of the conversion price of our Secured Debentures, the conversion price of our Convertible Notes will be reduced to the same conversion price. We would be required to issue 76,298,025 shares if all of the Secured Debentures and Convertible Notes are converted, which represents an additional 57,688,573 shares due to the reduction in the conversion price.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Prior to the Share Exchange in May 2006, QPC’s shares were not publicly traded. Through this Share Exchange, QPC has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we have undertaken efforts to develop market recognition for our stock. As of July 31, 2008, we had approximately 3,100 stockholders and our market capitalization was approximately $28,200,000. As a result, there is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

Exhibit 99.1

Future sales of our equity securities could put downward selling pressure on our stock and adversely affect the stock price. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our stock and adversely affect the market price of our common stock. This downward pressure could be magnified as a result of the large number of shares issuable upon the exercise of outstanding warrants, the conversion of our convertible debt and the exercise of outstanding options. We have filed a registration statement that has been declared effective with respect to the shares issuable upon conversion of our Secured Debentures. Certain of our outstanding warrants, including the warrants issued in connection with the April 2007 Debenture Offering and the May 2007 Debenture Offering, have registration rights. As of August 22, 2008, 43,831,576 shares of our common stock are issuable upon exercise of warrants at an exercise price ranging between $0.26 to $1.50, 76,298,025 shares of our common stock are issuable upon the conversion of our convertible debt at a conversion price of $0.26 and 4,912,666 shares of our common stock are issuable upon exercise of options. In order to meet our on-going cash requirements, we might restructure our current debt in a manner that would increase the number of shares issuable upon conversion of the Secured Debentures. In addition, any restructuring might increase the likelihood that current holders of our Secured Debentures and warrants will exercise their rights to acquire shares of our common stock. Moreover, the notes and warrants being offered in the Convertible Note Financing may be converted into, or exercised for shares of our common stock. We might issue additional securities that could be converted into, or exercised to acquire, shares of our common stock. The prospect of such additional shares being sold into the market could result in further downward pressure on our stock price.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The market price of our common stock could be subject to wide fluctuations in response to:

·	quarterly variations in our revenues and operating expenses;
·	announcements of new products or services by us;
·	fluctuations in interest rates;
·	significant sales of our common stock, including “short” sales;
·	the operating and stock price performance of other companies that investors may deem comparable to us; and
·	news reports relating to trends in our markets or general economic conditions.

The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. In addition, there are approximately 31,341,662 shares of our common stock which were sold in private transactions, which are now eligible for sale in accordance with Rule 144 under the Securities Act.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director. QPC’s Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, QPC’s Articles of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Exhibit 99.1

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. In addition, the Company is contractually prohibited from paying dividends based on the terms of certain outstanding indebtedness.

Our executive officers and directors beneficially own or control at least 13% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your shares. We estimate that approximately 13% of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of the Company.